UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026 (the “Prior 8-K”), Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated as of March 8, 2026 (the “Purchase Agreement”), with certain accredited investors (the “Initial Investors”), pursuant to which the Company agreed to issue and sell units (each a “Unit” and, collectively, the “Units”) at a purchase price of $1.50 per Unit. Under the Purchase Agreement, the Initial Investors were granted the right, but not the obligation, to purchase in the aggregate up to $18,000,000 of Units in one or more subsequent closings (each, an “Additional Closing”) within thirty (30) days following the initial closing date.

On April 16, 2026, the Company consummated an Additional Closing under the Purchase Agreement, pursuant to which the Company issued 5,333,333 Units to an accredited investor (the “Additional Investor”, together with the Initial Investors, the “Investors”) at a total purchase price of $8,000,000. The Units were issued on the same terms and conditions as described in the Prior 8-K, including the price of $1.50 per Unit.

The Company and each Investor entered into an Amended and Restated Lock-Up Agreement, dated as of April 16, 2026 (the “A&R Lock-Up Agreement”), which amended and restated the Lock-Up Agreement described in the Prior 8-K. Under the A&R Lock-Up Agreement, each Investor has agreed not to transfer any Lock-Up Securities (as defined in the Prior 8-K) during a thirty (30) day period ending on May 16, 2026 (the “Lock-Up Period”). Upon expiration of the Lock-Up Period, all Lock-Up Securities will be fully released from the transfer restrictions. The A&R Lock-Up Agreement otherwise contains substantially the same terms as the original Lock-Up Agreement. The A&R Lock-Up Agreement will automatically terminate upon the earlier of (i) the expiration of the Lock-Up Period (i.e., May 16, 2026) or (ii) the termination of the Purchase Agreement prior to any Closing.

In connection with the Additional Closing, the Investors have also agreed to extend the deadline for the Company to file the Registration Statement (as defined in the Prior 8-K) with the SEC to May 21, 2026. The Company will use its best efforts to cause the Registration Statement to become effective (i) within 45 calendar days after filing if the SEC does not review the Registration Statement, or (ii) within 90 calendar days after filing if the SEC reviews the Registration Statement.

The foregoing description of the terms and conditions of the A&R Lock-Up Agreement is qualified in its entirety by reference to the full text of the A&R Lock-Up Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer and sale of the securities at the Additional Closing was conducted as a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. In connection with the Additional Closing, the Additional Investor represented, among other things, that it qualifies as an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities issued and sold to the Additional Investor have not been registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Lock-Up Agreement between Firefly Neuroscience, Inc. and the Investors, dated April 16, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
	Name:	Greg Lipschitz
	Title:	Chief Executive Officer

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